EXHIBIT 10.1

                                                 January 1, 1994


                   DEFERRED COMPENSATION PLAN
                   --------------------------
               FOR OFFICERS OF UNISYS CORPORATION
               ----------------------------------

                            Article I
                             Purpose
                             -------

1.1 Purpose. The purpose of the Deferred Compensation Plan for Officers (the "Plan") of Unisys Corporation (the "Corporation") is to offer those persons who are officers (at the time of filing a form of election) the opportunity to defer receipt of Designated Incentive Compensation, under terms advantageous to both the Officer and the Corporation, until termination of the Officer's service as an Officer and/or employee of the Corporation.

                           Article II
                            Authority
                            ---------

2.1 Effective Date. The Board of Directors (the "Board") of the Corporation originally approved this Plan on January 29, 1982 and, including subsequent amendments, the Plan is further amended in its present form effective January 1, 1994.

2.2 Authority. Any decision made or action taken by the Corporation and any of its officers or employees involved in the administration of this Plan, or any member of the Board of Directors, or the Compensation and Organization Committee ("Committee") of the Board of Directors of the Corporation arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall be within the absolute discretion of all and each of them, as the case may be, and will be conclusive and binding on all parties. No member of the Board of Directors and no employee of the Corporation shall be liable for any act or action hereunder, whether of omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or, except in circumstances involving his/her bad faith, for anything done or omitted to be done by himself or herself.
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                           Article III
                    Deferral of Compensation

3.1 Deferral Election. Each Officer may elect to have all or a portion of his/her Designated Incentive Compensation for any calendar year deferred under this Plan. "Officers" for purposes of this Plan include elected officers and any other employee authorized to participate in the Plan by the Committee. "Designated Incentive Compensation" for purposes of this Plan means amounts payable under the Unisys Executive Annual Variable Compensation Plan and any other successor annual incentive plan and any other items of remuneration as may be designated by the Committee from time to time. The election shall be executed in writing by the Officer on an annual basis in a timely manner (normally prior to the start of the fiscal year during which such Designated Incentive Compensation is earned) in advance of the payment date, absent deferral, on a form furnished by the Staff Vice President, Compensation. An election, once made, shall be irrevocable with respect to payments for the fiscal year to which it applies. The election may specify that the Officer desires to have all, a specified percentage, or a specific dollar amount, if determinable, of his/her Designated Incentive Compensation for the year deferred under the Plan.

3.2  Investment Options.

           (a) Each Officer may elect, at the same time as the election to defer compensation is made, to have current deferrals invested in one or more of the investment measurement options available under the Plan. Such investment election with respect to current deferrals may be changed as of the first day of any quarter provided that written notice of such election is filed prior to the first day of that quarter with the Staff Vice President, Compensation.

           (b) Effective January 1, 1994, the investment measurement options available under the Plan are five of the six investment options available under the Unisys Savings Plan (the "USP"), as follows: (1) the Fidelity Retirement Money Market Portfolio, (2) the Fidelity Asset
     Manager: Growth Fund, (3) the Fidelity Magellan Fund, (4) the Fidelity Asset Manager Fund and (5) the Insurance Contract Fund.

           (c)   Effective January 1, 1994, deferred amounts
     credited to the Officer's memorandum account allocated to
     the investment measurement options available under the Plan
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                              -3-

     prior to January 1, 1994 will be transferred to the investment measurement options described in Subsection (b) as follows:

     Short Term Investment Fund  -   Fidelity Retirement Money
                                     Market Portfolio

     Indexed Equity Fund         -   Fidelity Asset Manager:
                                     Growth Fund

     Active Equity Fund          -   Fidelity Magellan Fund

     Diversified Fund            -   Fidelity Asset Manager Fund

     Insurance Contract Fund     -   No change

           (d) Subject to the restrictions described in Subsection (e), transfers of existing account balances among the investment measurement options will be permitted as of the first day of a calendar quarter provided that written notice of such election is filed prior to the first day of the quarter with the Staff Vice President, Compensation.

           (e) Certain restrictions shall apply to investments in this Plan as follows:

                  (1) investment allocation percentages to any of the investment options shall be in 5% increments as to each chosen option;

                  (2)  in the absence of any complete
                       designation or in the case of no
                       designation at all, the Insurance
                       Contract Fund shall be deemed to have
                       been elected as to any undesignated
                       percentage;

                  (3) transfers between the Insurance Contract Fund and the Fidelity Retirement Money Market Portfolio are not permitted, except as may be periodically allowed;

                  (4) investment of Compensation in the chosen options shall be deemed made the first business day of the month following its normal payment date in the absence of deferral;

                  (5)  the increase/decrease credited to each
                       month's beginning balance shall be based
                       upon the net income factor assigned to
                       each eligible investment option from the
                       USP with such factors including all
                       realized and unrealized income associated
                       with each option and net of any expenses
                       or accruals provided for under USP; and
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                              -4-

                  (6)  the amount deferred shall be credited
                       with the pro-rata income factor of the
                       Insurance Contract Fund for the number of days (if more than 5) between the normal payment date in the absence of deferral and the effective date of investment at the beginning of the next following month.

           (f) The Committee shall have the authority to modify the rules and restrictions relating to Plan investments as it, in its discretion, deems necessary and in accord with the investment practices in place under the USP.


                           Article IV
                  Treatment of Deferred Amounts
                  -----------------------------

4.1 Memorandum Account. The Corporation shall establish on its books a memorandum account for each Officer who has deferred Designated Incentive Compensation under this Plan. To this account shall be credited deferrals and incremental amounts equivalent to the income factors assigned to each form of eligible investment option in the USP. Payments to the Officer or Beneficiary as defined in
     Article V following termination of service shall be debited to the account. No assets shall be segregated or earmarked in respect to any deferrals or reinvestments and no Officer shall have any right to assign, transfer, pledge or hypothecate his/her interest or any portion thereof in his/her account. The Plan and the crediting of accounts hereunder shall not constitute a trust and shall be merely for the purpose of recording an unsecured contractual obligation.

                            Article V
                   Payment of Deferred Amounts
                   ---------------------------

5.1 Payment Election. The Officer electing to defer Designated Incentive Compensation shall have the right, at the time of making such deferral election, to specify the receipt of payment of such deferred Compensation in either a lump sum payment or annual installments (not exceeding 10 installment payments) as elected by the Officer. Payment shall be made in a lump sum if no election or form of payment has been timely made by the Officer. An election of form of payment, once timely made, may be revoked and a new election of form of payment (the "Revised Election") may be made at any time prior to the date that is ninety days before the Officer's termination of employment or, if an election under (1) below has been made, the later
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                              -5-

     termination of the individual's services as an Officer, provided, however, that in no event may an Officer's Revised Election designate a form of payment that is more rapid than that previously designated by the Officer. The Revised Election shall be effective unless the Senior Management Compensation Committee, whose members are appointed by the Board of Directors, disapproves such Revised Election within ten days of its filing with the Staff Vice President, Compensation.

     Under a Revised Election made in the form authorized by the Committee, the Officer may designate:

     (1) a modification of the normal triggering event for payment (i.e., termination of employment) to a later termination of the individual's services as an Officer, and/or

     (2) a greater number of installments (not exceeding 10) or installment payments in place of a prior lump sum payment election, and/or

     (3) further deferral of the commencement of payment to a date later than the normal date of payment described in this Article V, provided, in such event, the Revised Election shall be limited to a number of installments less than 10, so as not to extend the maximum payout term permitted under the Officer's original election (except to the extent affected by the election made in (1) above).

     Unless a Revised Election is made as provided under this
     Article V, payment of Deferred Compensation shall be made, or commence, no later than ninety days following the Officer's termination of employment.

5.2 Form and Time of Payment. All payments of cash deferrals under this Plan shall be made in cash. Unless otherwise elected by the Officer, the payment or commencement of payment of account balances hereunder shall occur as soon as practicable, but in no event later than ninety days, following the Officer's termination of employment (or termination of services as an Officer, if applicable).

5.3 Valuation. The account balance available for payment shall be the ending balance as of the latest month valued plus a prorated income factor of the Insurance Contract Fund for the number of days (if more than 5) between the valuation date and the subsequent date of disbursement.

     The amount of each annual installment payment to an Officer shall be determined by dividing the value of the deferral units (including incremental amounts) at the time of the installment payment in the Officer's account by the number of installments remaining to be paid.
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                              -6-

5.4 Special Payment. Notwithstanding any other provision of this Plan to the contrary, the Corporation in its sole discretion may accelerate the payment of deferrals to an Officer or to all Officers or to a Beneficiary whether before or after the Officer's termination of service, for reasons of individual hardship, death, changes in the tax laws or accounting principles.

5.5 Beneficiary. Beneficiary under this Plan is the person or persons designated from time to time in writing by a participating Officer to receive payments after the death of such Officer or, in the absence of any such designation or in the event that such designated person or persons shall predecease such Officer, his/her estate.

                           Article VI
                        Change in Control
                        -----------------

6.1 Withdrawal Election. Notwithstanding any other provision of the Plan to the contrary, in the event of a "change in control," as defined below, each Officer may elect to receive a single sum payment of all or any portion of his/her account balance. Such election shall only be effective if delivered to the Staff Vice President, Compensation within the ninety-day period immediately following the date of the occurrence of the change in control. If such election is timely made, the Officer shall be entitled to receive, at his/her election, either of the following amounts:

     (1) The full value or any portion thereof of his/her account balance available for payment (as described in Article V), minus an 8% early withdrawal penalty;
           or

     (2) The full value or any portion thereof of his/her account balance available for payment (as described in Article V), minus a 6% early withdrawal penalty, provided, however, that in addition to the early withdrawal penalty, the Officer shall be suspended from making tax-deferred contributions to the Unisys Savings Plan or any equivalent subsidiary savings plan for the full calendar year immediately following the date on which the election is filed.

           Payment of such withdrawal shall be made as soon as possible after receipt of the Officer's election.
           The Committee, upon the advice of counsel, may modify the penalties described in (1) and/or (2) above in any way it deems appropriate and consistent with the purposes of the Plan.
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                              -7-

6.2 Litigation Expenses. If litigation is brought by the Officer or the Officer's Beneficiary after a change in control to enforce or interpret any provision of the Plan, the Corporation to the extent permitted by applicable law shall reimburse the Officer (or Beneficiary) for the reasonable fees and disbursements of his/her counsel incurred in such litigation.

6.3  Change in Control Definition.  For purposes of this
     Article VI, a "change in control" shall mean:

     (a) The acquisition, other than from the Corporation, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Corporation (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Company Voting Securities"), provided, however, that any acquisition by (x) the Corporation or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any of its subsidiaries or (y) any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, shall not constitute a Change in Control; or

     (b) Individuals who constitute the Incumbent Board cease for any reason to constitute at least two thirds of the Board. For the purposes of this Article VI (b) the Incumbent Board shall mean the individuals who constitute the Board as of October 26, 1989 and any individual who becomes a director subsequent to October 26, 1989 whose election or nomination for election by the Corporation was approved by a vote of
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                              -8-

           at least a majority of the directors then comprising the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board; or

     (c) Approved by the shareholders of the Corporation of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Company Voting Securities, as the case may be; or

     (d) (i) A complete liquidation or dissolution of the Corporation or (ii) the sale or other disposition of all or substantially all of the assets of the Corporation other than to a corporation with respect to which, following such sale or disposition, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition.

           Notwithstanding any other provision of the Plan to the contrary, no amendment to this Article VI (nor any other amendment to the Plan that would materially affect an Officer's rights under this Article VI) shall be permitted after a change in control.
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                              -9-

                           Article VII
                   Special Withdrawal Windows
                   --------------------------

7.1 Committee Discretion. The Committee, in its discretion, shall have the authority to offer opportunities to Officers to elect an early payment of their account balances hereunder under such terms and conditions as are deemed necessary and appropriate by the Committee, provided, however, that unless otherwise authorized by the Board, the Committee may not offer more than one such opportunity to elect an early payment in any calendar year.

                          Article VIII
                          Miscellaneous

8.1 Amendment. The Board may modify or amend, in whole or in part, any of or all the provisions of the Plan, or suspend or terminate it entirely; provided, however, that any such modification, amendment, suspension or termination may not, without the participating Officer's consent, adversely affect any deferral credited to him or her for any period prior to the effective date of such modification, amendment, suspension or termination. The Plan shall remain in effect until terminated pursuant to this provision.

8.2 Administration. The Compensation and Organization Committee of the Board of the Corporation shall have the sole authority to interpret the Plan and in their discretion to establish and modify administrative rules for the Plan. Such Committee shall be comprised of not less than three members of the Board, who are not eligible to participate under the Plan, selected from time to time by the Board.

     All expenses and costs in connection with the operation of this Plan shall be borne by the Corporation.

     The Corporation shall have the right to deduct from any payment to be made pursuant to this Plan any federal, state or local taxes required by law to be withheld.

8.3 Governing Law. The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the Commonwealth of Pennsylvania except as such laws may be superseded by any federal law.

                           Article IX
                   Transfer of Account Balance
                   ---------------------------

9.1  Transfer to Director's Plan.  Notwithstanding any election of form of payment made hereunder, an Officer who,
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                              -10-

     following his termination of employment as an Officer, will be eligible to participate in the Deferred Compensation Plan for Directors of Unisys Corporation ("Director's Plan") may elect at any time prior to the date that is ninety days before the Officer's termination of employment (or if an appropriate election had been made under Article III, the Officer's termination of services as an Officer) to transfer all or any portion of his account balance to the Director's Plan. Such transfer must occur prior to the date that payments of the Officer's account balance would otherwise be made, or commence, hereunder. Upon transfer, the Officer's Account Balance (or portion thereof transferred) will be subject to the terms and conditions of the Director's Plan; provided, however, that any election of form of payment made under the Director's Plan with respect to the amount transferred may not provide for a form of payment that is in any way more rapid than the form of payment in effect under this Plan with respect to such amounts immediately prior to transfer to the Director's Plan.

     Valuation of the account balance (or portion thereof) to be transferred shall be made consistent with the valuation provisions described in Article V.

     Upon transfer, the Officer's (or Officer's beneficiary's) rights hereunder with respect to the amounts transferred shall cease.